UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2023

DallasNews CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8869
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, $0.01 par value	DALN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2023 Annual Meeting of Shareholders of DallasNews Corporation (the “Company” or “DallasNews”) was held on May 11, 2023. The following are the final voting results and a brief description of each matter submitted to the Company’s shareholders at that meeting. Each proposal is described in more detail in the Company’s 2023 Proxy Statement dated March 29, 2023.

Proposal 1: Election of Directors. The shareholders of the Company elected each of the director nominees nominated by the Company’s Board of Directors (the “Board”), as follows: John A. Beckert, Louis E. Caldera, Robert W. Decherd, Ronald D. McCray, Grant S. Moise and Dunia A. Shive were elected as directors and are eligible to serve a one-year term until the 2024 annual meeting and until his or her successor is elected and qualified.

The following is a tabulation of the voting results with respect to each director nominee:

Director	Votes For	Votes Withheld	Broker Non-Votes
John A. Beckert	7,160,450	1,050,430	1,359,944
Louis E. Caldera	7,170,745	1,040,135	1,359,944
Robert W. Decherd	7,265,372	945,508	1,359,944
Ronald D. McCray	7,171,114	1,039,766	1,359,944
Grant S. Moise	8,057,791	153,089	1,359,944
Dunia A. Shive	7,309,148	901,732	1,359,944

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm. The Company’s shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 by an affirmative majority of the voting power represented at the annual meeting and entitled to vote:

Votes For	Votes Against	Abstain
9,488,305	74,161	8,358

Proposal 3: Approval of an Advisory Resolution regarding Executive Compensation (Say-on-Pay). The Company's shareholders approved the following advisory resolution by the affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote:

“RESOLVED, that the shareholders of DallasNews Corporation (“DallasNews”) approve, on an advisory basis, the compensation paid to DallasNews’ named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Summary Compensation Table and the related compensation tables, notes and narrative contained in the DallasNews 2023 proxy statement.”

The shareholder vote was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
6,988,956	1,164,340	57,584	1,359,944

Proposal 4: Advisory Vote regarding the Frequency of Future Say-on-Pay Votes (Say-on-Frequency). The results of the shareholder advisory vote on the frequency of future say-on-pay votes were:

One Year	Two Years	Three Years	Abstain
1,540,214	18,661	6,630,925	21,080

The choice of every three years was approved by the Company’s shareholders, having received the affirmative vote of a plurality of the voting power represented at the annual meeting and entitled to vote on this proposal. In light of this result, the Board has decided to conduct future advisory votes on executive compensation every three years. Accordingly, the next shareholder advisory say-on-pay vote is scheduled to be held at the Company’s 2026 Annual Meeting of Shareholders.

Item 8.01. Other Events.

Retirement of Executive Chairman; Appointment of Non-Executive Chairman

On May 11, 2023, Robert W. Decherd retired from his position as Executive Chairman of the Board. Mr. Decherd will continue to serve as a director until his retirement on September 21, 2023. Effective immediately upon Mr. Decherd’s retirement, the Board appointed John A. Beckert as Non-Executive Chairman of the Board. A copy of the announcement press release is furnished with this report as Exhibit 99.1.

Third Quarter 2023 Dividend

On May 11, 2023, the Board approved a third quarter 2023 dividend of $0.16 per share. The dividend will be payable on September 1, 2023, to shareholders of record at the close of business on August 11, 2023. A copy of the announcement press release is furnished with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by DallasNews Corporation on May 11, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 11, 2023	DALLASNEWS CORPORATION

	By:	/s/ Katy Murray
Katy Murray
President and Chief Financial Officer